Exhibit 10.3

LOAN AND SECURITY AGREEMENT

Dated as of May 29, 2018

between

EVENTBRITE, INC.,

a Delaware corporation,

as “Borrower”,

and

VENTURE LENDING & LEASING VIII, INC.,

a Maryland corporation,

as “Lender”

LOAN AND SECURITY AGREEMENT

Borrower and Lender have entered or anticipate entering into one or more transactions pursuant to which Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement. Notwithstanding anything to the contrary herein or in any other Loan Document, if any obligation or payment is due on a day that is not a Business Day, the applicable due date shall instead be the next succeeding day that is a Business Day.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2

THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to Lender, in the total principal amount of the Loan advanced by Lender. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto. Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3 Procedures for Borrowing.

(a) At least five (5) Business Days’ prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request in writing, including the executed Note for the Loan covered by the Borrowing Request.

(b) No later than 1:00 p.m. Pacific Standard Time on the applicable Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, Lender shall make the Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the applicable Borrowing Date.

2.5 Intentionally Omitted.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Upon the existence of an Event of Default (other than with respect to the failure to make any scheduled payment of principal or interest under this Agreement, which is addressed in Section 2.8), to the extent permitted by law and at the election of Lender, any unpaid payments of principal or interest in respect of the Loans shall bear interest, whether scheduled or accelerated, at the Designated Rate plus the Default Rate, compounded monthly, until such overdue principal and/or interest is paid in full. Borrower shall pay such interest on demand.

2.8 Late Charges. If Borrower is late in making any scheduled payment of principal or interest under this Agreement by more than five (5) Business Days, then, at the option of Lender, upon demand, Borrower agrees to pay a one-time late charge of five percent (5%) of the payment due and unpaid (which, for the avoidance of doubt, shall exclude any accrued interest at the Default Rate), but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge shall be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.9 Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Lender shall furnish a copy of such record to Borrower as Borrower reasonably requests. Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Lender continuing security interests in all of the Collateral. Until payment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), in connection with the foregoing, Borrower authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements.

(b) In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Lender a security interest in all the Shares that are part of the Collateral, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of such Shares. Upon the occurrence and during the continuance of an Event of Default hereunder and upon one (1) Business Day’s prior written notice to the Borrower, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares that are part of the Collateral. Unless an Event of Default shall have occurred and be continuing and Lender shall have delivered written notice to Borrower of Lender’s intention to suspend such rights, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent in any material respect with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate, upon one (1) Business Day’s prior written notice to the Borrower, upon the occurrence and continuance of an Event of Default.

(c) Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(d) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations when due under this Agreement and the other Loan Documents. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive the termination of this Agreement and other than obligations under the Warrant and other equity securities) under this Agreement and the other Loan Documents have been satisfied and paid in full.

(e) Borrower is not and shall not be required to take any action to perfect the security interest of Lender created hereunder or under any other Loan Document except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate documentation with the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such actions as required under Sections 5.9(e) and 6.11.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would reasonably be expected have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict in any material respect with any law, rule, regulation, order or directive, or any material indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound. Without limiting the generality of the foregoing, the issuance of the Warrant to Lender (or its designee) and the grant of registration rights in connection therewith do not violate any material agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened in writing against Borrower or its property, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

3.6 Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately reflect in all material respects Borrower’s financial condition in accordance with past practice or GAAP (except in the case of unaudited financial statements, for the omission of footnotes and subject to normal year-end adjustments), in each case, as of the latest date of such financial statements; and, since that date of the most recent such financial statements there has been no Material Adverse Change.

3.7 No Subsidiaries. Except as set forth in the Schedule of Exceptions, Borrower is not a majority owner of or in a control relationship with any other business entity.

3.8 Environmental Matters. To its knowledge after reasonable inquiry, Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), when taken together with all other such representations and warranties and statements, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. It is understood and acknowledged by Lender that projections and forecasts delivered by or on behalf of Borrower in good faith based upon reasonable assumptions shall not be viewed as facts and that actual results may vary materially from such projections and forecasts.

3.11 Specific Representations Regarding Collateral.

(a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is the unconditional legal and beneficial owner of the Collateral, and (ii) to the knowledge of Borrower, after due inquiry, the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no current and effective assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than such assignments and encumbrances of Lender pursuant to this Agreement and Permitted Liens.

(b) Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c) Location of Collateral. Borrower’s chief executive office, Inventory (other than Inventory in transit), Records, Equipment (other than mobile Equipment in the possession of Borrower’s employees or agents), and any other offices or places of business are located at the address(es) shown on the Supplement or other address given to Lender in a notice under Section 5.1(d).

(d) Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names in the past five (5) years except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a) Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business as currently being conducted, without conflict with the rights of any other Person, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and, with respect to patents, only to the knowledge of the Borrower.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person, if the consequence thereof could reasonably be expected to have a Material Adverse Effect.

(c) No claim or litigation involving Borrower regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, and, to Borrower’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, would reasonably be expected to have a Material Adverse Effect.

3.13 Regulatory Compliance. To the extent applicable to Borrower, Borrower has met the minimum funding requirements of Title IV of ERISA with respect to any defined benefit plans subject to Title IV of ERISA that are sponsored or maintained by the Borrower (a “Pension Plan”). No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that would reasonably be expected to have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the applicable provisions of the Federal Fair Labor Standards Act.

3.14 Shares. Borrower has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists on the Closing Date that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened in writing suit, action, arbitration, administrative or other proceeding.

3.15 Compliance with Anti-Corruption Laws. Borrower is in compliance with, in all material respects, anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws (collectively, “Sanctions”). To the knowledge of Borrower none of Borrower’s principals or staff (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”),

(ii) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited by U.S. law. No part of the proceeds of any Loan will be used by the Borrower in a manner that will violate any Sanctions in any material respect.

3.16 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4

CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. The opinion of legal counsel for Borrower with respect to “due authorization”, in form and substance reasonably satisfactory to Lender,

(d) Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.

(e) This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is reasonably acceptable to Lender.

(f) Financing Statements. Filing copies (or other evidence of filing satisfactory to Lender) of such UCC financing statements, collateral assignments, and termination statements, with respect to the Collateral as Lender shall reasonably request.

(g) Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by Borrower in form and substance reasonably satisfactory to Lender.

(h) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a recent date.

(i) Good Standing Certificate. A certificate of status or good standing of Borrower as of a date reasonably acceptable to Lender from the jurisdiction of Borrower’s organization and California.

(j) Warrant. The Warrant issued by Borrower to Lender (or its designee) exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

(k) Financial Projections. Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

(l) Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the terms of this Agreement.

4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will immediately result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan except as set forth in the Schedule of Exceptions.

(b) No Material Adverse Change. No event has occurred that has had or would reasonably be expected to have a Material Adverse Change.

(c) Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

(d) Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral as required under Section 2.10.

(f) VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended. Lender shall use commercially reasonable efforts to ensure qualification under the foregoing clauses (i) through (iii) and

Borrower shall provide commercially reasonable assistance pursuant to Section 5.3. Lender’s failure to use commercially reasonable efforts to ensure qualification under the foregoing clauses (i) through (iii) shall be a material breach of this Agreement. This Section 4.2(f) shall cease to be a condition to the obligation of Lender to make a Loan hereunder upon the earliest to occur of (a) Borrower becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, (b) consummation of a Qualified Public Offering, (c) such time as Lender and its affiliates do not own any of the following that were issued by Borrower pursuant to this Agreement: (i) the Warrant; and (ii) the shares acquired pursuant to such Warrant.

(g) Financial Projections. Borrower shall have delivered to Lender Borrower’s then-current business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors in the event such business plan and/or financial projections or forecasts have not been previously delivered to Lender.

ARTICLE 5

AFFIRMATIVE COVENANTS .

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnification and reimbursement obligations and other obligations under the Warrant or equity securities), Borrower will:

5.1 Notice to Lender. Promptly give written notice to Lender after a responsible officer of Borrower obtains knowledge of:

(a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested which would reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim in excess of the Threshold Amount, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b) Any substantial dispute which may exist between Borrower and any governmental or regulatory authority, which would reasonably be expected to result in a Material Adverse Effect.

(c) The occurrence of any Default or any Event of Default.

(d) Any change in the location of any of Borrower’s places of business or Collateral (other than mobile Equipment in the possession of Borrower’s employees or agents or Inventory in transit) with an aggregate value in excess of the Threshold Amount at least ten (10) days (or such shorter period as may be agreed to by Lender in its sole discretion) in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e) Any dispute or default by Borrower or any other party that gives rise to termination rights under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement, the termination of which would reasonably be expected to have a Material Adverse Effect.

(f) Any other matter which has resulted or would reasonably be expected to result in a Material Adverse Change.

(g) Any Subsidiary Borrower acquires or creates.

5.2 Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement and Borrower’s unaudited cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with Borrower’s historical practices and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting in all material respects Borrower’s financial condition and the results of Borrower’s operations as of the date thereof. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

(b) Year-End Financial Statements. As soon as available but no later than one hundred eighty (180) days after the end of each financial reporting year, a complete copy of Borrower’s audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, certified by PricewaterhouseCoopers LLP, any “Big Four” accounting firm, or any other independent certified public accountant selected by Borrower and reasonably satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records or otherwise. Notwithstanding the foregoing, if Borrower’s Board of Directors does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b).

(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto. If requested by Lender, a Compliance Certificate also shall be delivered to Lender on the Closing Date.

(d) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all official press releases, all reports, proxy statements, and financial statements that Borrower sends or makes generally available to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority; provided, that Borrower’s obligations pursuant to this Section 5.2(d) shall be limited by applicable law, regulations and agreements by which Borrower is bound, including, without limitation, securities laws and non-disclosure agreements.

(e) Other Information. (i) The most recent 409A valuation reports delivered to Borrower, (ii) any updates to the capitalization tables and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), and (iii) other reasonably available financial information with respect to the Borrower as Lender may from time to time reasonably request, including Borrower’s then-current business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors in the event such business plan and/or financial projections or forecasts have not been previously delivered to Lender.

(f) Board Packages. In addition to the information described in Section 5.2(e). Borrower will promptly provide Lender with copies of all materials, financial or otherwise, which Borrower provides to its Board of Directors in connection with periodic board meetings (collectively, “Board Packages”); provided, however, such Board Packages may be redacted to the extent that (i) based on the advice of counsel, Borrower’s Board of Directors determines such redaction is reasonably necessary or advisable to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons or (ii) such redacted material relates to Lender (or Borrower’s strategy regarding the Loans or Lender); provided, further, that Borrower shall not be obligated under this Section 5.2 to provide any information that is highly sensitive or a trade secret or other confidential information, would result in a conflict of interest, which relates to the Loans or Lender, or subject to attorney client privilege or which constitutes attorney work product or the disclosure of which is prohibited by applicable law or binding agreement.

5.3 Managerial Assistance from Lender.

(a) Borrower agrees that (i) it will make its senior officers available at such times as are mutually agreeable between Borrower and Lender and as Lender may reasonably request to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects, (ii) Lender shall have the right to inspect Borrower’s books, records, facilities and properties in accordance with Section 5.6, and (iii) Lender shall be entitled to submit business proposals or suggestions to senior management from time to time, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

(b) In the event Lender reasonably demonstrates the above mentioned rights do not satisfy the “management rights” requirement for the purpose of qualifying Lender’s ownership of a direct or indirect equity interest in Borrower as a venture capital investment for the purposes of the United States Department of Labor “plan assets” regulation, 29 C.F.R. 2510.3-101, Borrower and Lender shall reasonably cooperate in good faith to agree upon mutually satisfactory consultation rights that satisfy such regulation.

Lender shall ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower. The rights enumerated above shall not be construed as giving Lender control over Borrower’s management or policies and the Borrower shall be under no obligation or duty to apply any advice or suggestions provided by Lender. The rights granted in this Section 5.3 shall terminate upon the earliest to occur of (a) Borrower becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, (b) consummation of a Qualified Public Offering, (c) such time as Lender and its affiliates do not own any of the following that were issued by Borrower pursuant to this Agreement: (i) the Warrant; and (ii) the shares acquired pursuant to such Warrant.

5.4 Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear and casualty damage excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations as Borrower, with insurance carriers reasonably believed to be financially sound and reputable, or through self-insurance (other than insurance of property loss, damage and business interruption). Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender’s reasonable request, copies of any or all such policies. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Lender has been granted a security interest. If an Event of Default has occurred and is continuing, then, at Lender’s option, proceeds payable under any policy will be payable to Lender toward the satisfaction of the Obligations in accordance with the terms of this Agreement.

5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with past practice or GAAP (except in the case of unaudited financial statements for the omission of footnotes and subject to normal, year-end adjustments), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit, upon reasonable prior written notice, employees or agents of Lender at such reasonable times as Lender may reasonably request, at Borrower’s expense, to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records; provided, that, until the existence of an Event of Default, (i) Borrower shall only be responsible for the expense of one (1) such inspection, examination, review or audit per fiscal year and (ii) Lender shall not exercise rights under this Section 5.6 more than one (1) time per fiscal year.

5.7 Compliance with Laws. Comply with all material laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

5.8 Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due (taking into account applicable cure periods); pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear and casualty damage excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, materially complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours (but no more than once per twelve month period unless no Event of Default shall have occurred and be continuing), Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s senior officers, and, in the case of any Right to Payment, after the occurrence and during the continuance of an Event of Default, with any Person which is or may be obligated thereon.

(b) Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest), or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral in excess of the Threshold Amount, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c) Change in Location or Name. Without at least 5 days’ prior written notice to Lender (or such shorter period as may be agreed to by Lender in its sole discretion): (a) not relocate any Collateral (other than mobile Equipment in the possession of Borrower’s employees or agents or Inventory in transit) with an aggregate value in excess of the Threshold Amount or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral with an aggregate value in excess of the Threshold Amount (except Transfers permitted by Section 6.5 and other than mobile Equipment in the possession of Borrower’s employees or agents or Inventory in transit), jurisdiction of incorporation or its legal structure.

(d) [Reserved].

(e) Agreement with Persons in Possession of Collateral. Use commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or bailee with respect to (i) its chief executive office and (ii) any leased location where Collateral in excess of the Threshold Amount is stored or located, in each case in form and substance reasonably satisfactory to Lender (it being understood and agreed that the failure to obtain any landlord agreement or bailee waiver, as applicable, after the use of commercially reasonable efforts to do so shall not constitute a Default or an Event of Default hereunder); provided that it is agreed and understood that the Borrower shall have until the date that is sixty (60) days following the Closing Date (or such later date as may be agreed to by Lender in its sole discretion) to comply with the provisions of this Section 5.9(e). Borrower acknowledges and agrees that all material Records that are maintained on items of material Collateral (including, to the extent applicable, Intellectual Property) located at a place of business with respect to which a Waiver has not been provided to Lender also shall be maintained or backed up at another location in a manner sufficient to allow Lender to have access to such Records in accordance with the exercise of Lender’s rights hereunder.

(f) Insurance Certificates. Within thirty (30) days following the Closing Date (or such later period as may be agreed to by Lender in its sole discretion), Borrower shall deliver insurance certificates showing Lender as loss payee or additional insured. In addition, in subsequent calendar years, Borrower shall deliver insurance certificates showing Lender as loss payee or additional insured promptly following Lender’s written request therefor.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide Lender at least thirty (30) days’ notice (or such shorter period as may be agreed to by Lender in its sole discretion) of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11 Anti-Corruption Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 6

NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement and obligations under the Warrant and other equity securities), Borrower will not:

6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property (except for trade accounts payment arising in the ordinary course of business), or leases which would be capitalized in accordance with past practice or GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;

(b) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c) Indebtedness of Borrower under (i) this Agreement and (ii) the 2017 Agreement;

(d) Subordinated Debt;

(e) any Indebtedness existing on the Closing Date as shown on Schedule 6.1;

(f) Indebtedness permitted by subsection (c) of the definition of Permitted Lien and under leases which would be capitalized in accordance with GAAP, provided that the aggregate outstanding amount of the Indebtedness permitted under this Section 6.1(f) shall not exceed at any time One Million Dollars ($1,000,000);

(g) (i) Indebtedness by and between Borrower and any Subsidiary that is a guarantor and (ii) Indebtedness by Borrower to any Subsidiary that is not a guarantor not to exceed $1,000,000 at any time outstanding or otherwise covered under an intercompany note subordination agreement, in form and substance reasonably acceptable to Lender;

(h) Indebtedness incurred in the ordinary course of Borrower’s business under corporate credit card arrangements, provided that the aggregate outstanding amount of the Indebtedness permitted under this Section 6.1(g) shall not exceed at any time Five Hundred Thousand $500,000);

(i) Indebtedness in respect of netting services, overdraft protection and similar arrangements in connection with deposit or securities accounts in the ordinary course of business;

(j) Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(k) any Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(l) unsecured Indebtedness in the form of deferred purchase price adjustments and similar obligations entered into in connection with any Permitted Acquisition or other investment permitted hereunder not exceed a principal amount of $5,000,000 in the aggregate (which aggregate amount shall include all seller notes, but not earnouts or other contingent payment obligations not yet due and payable) at any time outstanding;

(m) unsecured Indebtedness in the form of customary indemnification obligations, working capital adjustments, earnouts or other contingent payment obligations not yet due and payable to the extent entered into in connection with any Permitted Acquisition or other investment permitted hereunder;

(n) Swap Agreements, in each case, entered into to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices and not for speculative purposes;

(o) accretion or amortization of original issue discount and accretion of interest paid in kind, in each case in respect of Subordinated Debt or other Indebtedness permitted hereunder;

(p) guarantees of indebtedness or obligations of Subsidiaries of Borrower in the ordinary course of business;

(q) additional Indebtedness not to exceed $1,000,000 at any time outstanding;

(r) Indebtedness secured by Liens permitted under clause (p) of the definition of Permitted Liens; and

(s) extensions, refinancings, modifications, amendments and restatements of any items of (a) through (r) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens and except Liens of the licensors of inbound licenses of Intellectual Property to Borrower. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3 Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower or non-cash dividends or other distributions, (b) repurchases of stock from employees upon termination of employment under reverse vesting or similar repurchase plans not to exceed $1,000,000 in any fiscal year (provided, that, any unused amount may be carried forward to subsequent fiscal years), (c) any distributions made for the purpose of paying taxes or operating expenses in the ordinary course of business and (d) non-cash distributions to equityholders of the Borrower.

6.4 Fundamental Changes. (a) Liquidate or dissolve (other than with and into another Subsidiary, which is a co-borrower or becomes a borrower hereunder); (b) consummate any Change of Control; or (c) acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than in connection with an investment permitted in Section 6.6 hereof. Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person (excluding an individual investor) that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would reasonably be expected to result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lender, in its commercially reasonable discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person.

6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) non-exclusive licenses, sublicenses, leases or subleases of Intellectual Property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable judgment); (iii) [reserved]; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.6 hereunder; (vi) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business; (vii) the sale or other disposition of Intellectual Property that Borrower determines, in its reasonable business judgment, is no longer desirable in the conduct of its business (including allowing any registrations or any applications for registration of any intellectual property to lapse or go abandoned); (viii) the sale of inventory or collateral in the ordinary course of business and goods held for sale in the ordinary course of business; (ix) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; (x) the sale of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Transfer are promptly applied to the purchase price of such replacement property; (xi) Transfers of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (xii) Transfers of Borrower’s cash or cash equivalents for purposes not prohibited hereunder; (xiii) Transfers resulting from any settlement of, or payment in respect of any property or casualty insurance claim, or any condemnation proceeding relating to any asset; (xiv) termination or unwinding of any Swap Agreement in accordance with its terms; (xv) the liquidation, wind up or dissolution of any Subsidiary so long as all the assets of such liquidating, winding up or dissolving Subsidiary are transferred to the Borrower or another wholly owned Subsidiary of Borrower that is not liquidating, winding up or dissolving; and (xvi) other Transfers, provided that the aggregate fair market value of such Transfers in reliance on this clause (xvi) does not exceed $1,000,000 in any fiscal year.

6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:

(a) accounts receivable in the ordinary course of Borrower’s business;

(b) investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c) investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d) temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e) investments in joint ventures, strategic alliances, licensing and similar arrangements, which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed), require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

(f) investments of cash and other assets in one or more wholly-owned Subsidiaries of Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Subsidiary has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations.

(g) any investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any amendment thereto) has been approved by Borrower’s Board of Directors and furnished to Lender following Lender’s request therefor;

(h) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(i) deposit and investment accounts of Borrower;

(j) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business;

(k) investments consisting of notes receivable or prepaid royalties and other credit extensions to customers and suppliers who are not affiliates in the ordinary course of business;

(l) investments existing on the Closing Date and set forth on Schedule 6,6;

(m) Permitted Acquisitions;

(n) Swap Agreements;

(o) investments made with proceeds of an equity issuance;

(p) guaranty and other contingent obligations in respect of a lease or other contract or arrangement, in each case entered into in the ordinary course of business; and

(q) other investments in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any one time outstanding.

6.7 Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing other than (a) transactions in the ordinary course of business as approved by Borrower’s Board of Directors and/or stockholders in accordance with applicable law, (b) sales of equity securities to existing investors in Borrower for capital raising purposes, (c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and indemnification agreements approved by the relevant board of directors, board of managers, or equivalent corporate body and (d) transactions otherwise expressly permitted hereunder.

6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date or any business reasonably related thereto or any line of business which is incidental thereto or a natural extension thereof.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Lender to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens.

6.10 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of Title IV of ERISA with respect to a Pension Plan, permit a Reportable Event, as defined in ERISA, to occur with respect to a Pension Plan, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.11 Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Lender shall, within sixty (60) days of the Closing Date (or such longer period as may be agreed to by Lender in its sole discretion), have executed deposit account control agreement(s) with respect to each of Borrower’s Deposit Accounts, other than with respect to Excluded Accounts. The provisions of the previous sentence shall not apply to Deposit Accounts (i) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender as such, (ii) customer accounts, (iii) zero balance accounts, (iv) accounts with equal to or less than $300,000 outstanding, in the aggregate, (v) the Excluded Lease Account or (vi) accounts held outside of the United States (clauses (i)—(vi), collectively, “Excluded Accounts” and each an “Excluded Account”).

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans, Indebtedness of a target entity or target assets in connection with a Permitted Acquisition, Indebtedness permitted under Sections 6.1(f) or 6.15, or Subordinated Debt to the extent permitted under the applicable subordination agreement). Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13 Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower, Lender and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing. Lender agrees that (i) the conversion or exchange into Borrower’s equity securities of any Subordinated Debt, (ii) the payment of cash in lieu of fractional shares and (iii) payments in kind with respect to the Indebtedness pursuant to Section 6.1(e) shall not be prohibited by this Section 6.13.

6.14 Subsidiaries.

(a) Acquire or create any wholly-owned Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co-borrower hereunder or executes and delivers to Lender, within sixty (60) days of acquisition or creation, one or more agreements, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations that is secured by first priority Liens (subject to Permitted Liens) on such Subsidiary’s assets; provided, that notwithstanding the foregoing or anything to the contrary herein, no CFC Holdco nor Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia (each, a “Foreign Subsidiary”) shall be required to become a co-borrower or guarantor hereunder or under the Loan Documents. For clarity, the parties acknowledge and agree that Lender shall have the exclusive right to determine whether any such Subsidiary (other than a CFC Holdco or Foreign Subsidiary) will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary), Borrower shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Subsidiary’s formation and include a description of such Subsidiary’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary.

(b) Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary, other than Permitted Liens.

(c) Cause or permit a Subsidiary (other than a Foreign Subsidiary) to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares.

6.15 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property, except for personal property leases of Equipment in the ordinary course of business.

6.16 Anti-Corruption Laws.

(a) Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b) Use the proceeds of the Loan to directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, in each case, in order to obtain, retain or direct business or obtain improper advantage or that would otherwise result in a violation of any anti-corruption laws.

ARTICLE 7

EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) that has not been cured within any applicable cure period or waived by Lender shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b) Any representation or warranty made herein, or which is contained in any financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein; provided, that, with respect to the Intellectual Property Agreement, Borrower’s representations or warranties made therein shall prove false or misleading in any material respect, and, as to any breach that is capable of cure, Borrower fails to cure such breach within thirty (30) days of the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to a senior officer of Borrower.

(c) (i) Borrower shall admit in writing its inability to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents) except as permitted under Section 6,4; or (iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person in an amount in excess of the Threshold Amount.

(e) Any governmental or regulatory authority shall take any judicial or administrative action that has, or would reasonably be expected to have, the effect of suspending or terminating any material portion of Borrower’s business; or any Pension Plan shall have any unfunded liabilities in excess of the Threshold Amount.

(f) Except as permitted pursuant to Section 6.5, any sale, transfer or other disposition of all or substantially all of the assets of Borrower, except for the creation of Permitted Liens, including without limitation to any trust or similar entity, shall occur.

(g) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which are not covered by insurance and which remain unsatisfied, unvacated or unstayed in pending appeal for forty-five (45) or more Business Days after entry thereof.

(h) Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(i) Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being- cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

7.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender shall provide at least ten (10) days prior written notice to Borrower of the date of any public sale hereunder or the date after which any private sale hereunder may be consummated, unless Borrower has waived its rights to receive such notices. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2) Lender may (without assuming any obligations or liability thereunder), after giving two (2) Business Days’ prior written notice to Borrower, at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

(4) If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5) Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4 Borrower’s Obligations upon Default.

Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate that is reasonably convenient to Lender and Borrower, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to peaceably enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

7.5 Control Agreements. Lender agrees that it shall not deliver a notice of exclusive control, or any similar notice, to any depository bank or securities intermediary pursuant to a control agreement among Borrower, Lender and such depository bank or securities intermediary unless an Event of Default has occurred and is continuing.

ARTICLE 8

SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, upon two (2) Business Days’ prior written notice to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, during the existence of an Event of Default, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement and which Lender reasonably believes in good faith Borrower has not paid or performed and will not pay or perform in a timely fashion, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand the reasonable, documented and out-of-pocket expenses of the Lender incurred in connection with such performance in compliance with this Section 8.2 and Section 9.8, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the rate otherwise applicable to the Obligations.

8.3 Power of Attorney. Until the payment in full of the Obligations (other than inchoate indemnification and reimbursement obligations and other obligations which, by their terms, survive the termination of this Agreement and other than obligations under the Warrant and other equity securities), for the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after the existence of an Event of Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s security interests in the Collateral. The power of attorney created in this Section 8.3 is a power coupled with an interest and shall be irrevocable.

8.4 Authorization for Lender to Take Certain Action. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

8.8 Lender’s Duties.

(a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b) Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9 Termination of Security Interests. Upon the payment in full of the Obligations (other than inchoate indemnification or reimbursement obligations and other obligations which, by their terms, survive termination of this Agreement obligations under the Warrant and other equity securities) and if Lender has no further obligations under its Commitment, the security interest granted hereby shall immediately and automatically terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination and from time to time thereafter, Lender shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

ARTICLE 9

GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile or electronic ‘mail, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission and if by electronic mail, on the date of a reply to the sender confirming that such electronic mail was received.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document. With prior notice to Borrower, Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. Notwithstanding the foregoing, any Note (or any other promissory note issued under this Agreement) may be transferred only through the surrender of the Note (or any other promissory note issued under this Agreement) and reissuance of a new promissory note by the Borrower to such transferee pursuant to this Section 9.2. In connection with any of the foregoing, Lender may disclose to any prospective purchaser or assignee all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof. It is the intention of the parties that, as a “venture capital operating company,” Venture Lending & Leasing VIII, LLC (the parent and sole owner of Lender (“LLC”)), shall have the benefit of, and the power to independently exercise, those “management rights” provided to Lender in Section 5.3. To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to Lender under those Sections independently of Lender subject to the confidentiality provisions contained in Section 9.13. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.

9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date of any Loan unless Lender agrees otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement or the Supplement, as used in this Agreement, any Note, any certificate or other document made or delivered pursuant hereto, accounting terms and information shall be determined and prepared in accordance with past accounting practice or GAAP. In the event that any “Accounting Changes” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and

Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower and Lender, all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board or, if applicable, the SEC. Notwithstanding the foregoing, (a) for the purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (b) all accounting determinations for the purpose of determining whether any lease should be treated as an operating lease or a Capital Lease shall be made in accordance with GAAP as in effect as of the Closing Date.

9.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable documented out-of-pocket attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party, or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8 Reimbursement. Borrower shall reimburse Lender for all documented out-of-pocket costs and expenses, including without limitation reasonable documented out-of-pocket, invoiced attorneys’ fees and disbursements expended or incurred by Lender in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Designated Rate plus the Default Rate.

9.9 Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Borrower and Lender expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents).

Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR

OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 Confidentiality. Lender agrees to hold in confidence all confidential information that it receives from Borrower pursuant to the Loan Documents, except for disclosure as shall be reasonably required (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential): (a) to legal counsel and accountants for Lender; (b) to other professional advisors to Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Lender’s investors and prospective investors, and in Lender’s SEC filings; (e) as required by law or legal process or in connection with any legal proceeding to which Lender and Borrower are adverse parties; (f) to a prospective purchaser or assignee, in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder (provided, that any such prospective assignee or purchaser shall have first executed a confidentiality agreement with terms substantially similar to the terms hereof and a copy of such agreement shall have been delivered to Borrower); (g) to Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Lender’s examination or audit. For purposes of this section, Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Lender in violation of this section, (ii) information which becomes available to Lender from any other source (other than Borrower) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender knows on a non-confidential basis prior to Borrower disclosing it to Lender. In addition, subject to Borrower’s prior review and approval, Borrower agrees that Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Lender has a financing relationship with Borrower.

9.14 Participant Register. If Lender enters into a participation with a participating lender, Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under any Loan Document (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Lender shall only be required to disclose all or any portion of the Participant Register to the extent necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

9.15 Tax Treatment and Allocation. The Lender and the Borrower intend and agree that the Notes shall be treated as indebtedness for U.S. federal income tax purposes and that the Notes shall be issued with “original issue discount” (“OID”). For all applicable tax purposes, the aggregate purchase price and fair market value of the Warrant being acquired by the Lender is to be agreed between Borrower and Lender as soon as possible after the Closing Date. The Borrower and the Lender each agree to make any determinations under Treasury Regulations Section 1.1273-2(h)(2) consistent with the foregoing and to file all required tax returns consistently with the foregoing, as applicable. The Lender may obtain the issue price, the amount of OID, issue date and yield to maturity with respect to its Notes by submitting a written request to the Borrower.

9.16 Interpretation. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement, on the one hand, and any provision of the 2017 Agreement, on the other hand, the provisions of this Agreement shall govern and control.

ARTICLE 10

DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“2017 Agreement” means that certain Loan and Security Agreement, dated as of June 30, 2017, between Borrower and each of Venture Lending & Leasing VII, Inc. and Lender, together with all of the “Loan Documents” (as such term is defined therein), as the same have been and may be amended, restated, modified or supplemented from time to time and any refinancings thereof.

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Capital Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are, subject to Section 9.6, required in accordance with GAAP to be capitalized on a balance sheet of the lessee or otherwise capitalized on the balance sheet of Borrower consistent with past practice.

“CFC Holdco” shall mean any Subsidiary organized under the laws of the United States all or substantially all of the assets of which consist of the capital stock of one or more controlled foreign corporations (within the meaning of the Internal Revenue Code) or Indebtedness of such controlled foreign corporations (either directly or indirectly through other subsidiaries).

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other transaction involving Borrower where Borrower is not the surviving entity; or (c) any transaction or series of related transactions in which any Person or two or more Persons (other than such Persons who are shareholders on the date hereof and are listed on Schedule 10) acting in concert shall have acquired by contract or otherwise, the power to control the voting of the majority of the Board of Directors of Borrower, or to control the majority of the shareholders of Borrower entitled to vote representing 50% or more of the combined voting power of such securities (other than in connection with a Qualified Public Offering or a sale to recognized venture capital investors in a transaction or series of transactions effected by Borrower for financing purposes, so long as Borrower identities to Lender the venture capital investors prior to the closing of the transaction and provides Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record directly by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code) or CFC Holdco, provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) any permit or license (A) that prohibits or requires the consent of any Person other than Borrower and its Affiliates which has not been obtained as a condition to the creation of a Lien on any right, title or interest in such permit or license or any stock or stock equivalent related thereto that contains terms that state that the granting of a Lien therein would otherwise result in a material loss by Borrower of any material rights therein, (B) to the extent that any applicable law thereto prohibits the creation of a Lien thereon or (C) to the extent that Lien thereon would give any other party a legally enforceable right to terminate such permit or license, but only, with respect to the prohibition, required consent or legally enforceable right to terminate in (A), (B) and (C), to the extent, and for so long as, such prohibition, consent or right is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (iii) Equipment owned by Borrower that is subject to a purchase money Lien or a Capital Lease permitted under the Loan Documents if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, the assignment of which is deemed effective under the UCC or other applicable law notwithstanding such prohibition, and other than proceeds and receivables thereof, (iv) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; (v) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto, (vi) all pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the UCC or other applicable law), other than proceeds and receivables thereof and (vii) those assets as to which Lender and Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lender of the security to be afforded thereby; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.

“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means two percent (2%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Lease Account” means that certain restricted account ended 0498 at Wells Fargo, N.A., which is used as security for the lease at 155 5th Street, 7th Floor, San Francisco, CA 94103.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP, provided that Capital Leases and operating leases shall be subject to generally accepted accounting principles in effect in the United States on the Closing Date.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services (but only at such times and to the extent such obligations is due and payable), except trade accounts payable arising in the ordinary course of business;

(iv) with respect to any Capital Lease, the capitalized amount thereof that would appear on the balance sheet of such Person prepared in accordance with past practice or GAAP; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of face amount paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn (other than letters of credit for which the drawn amount has been cash collateralized or back-stopped by another letter of credit or other credit support in form and substance reasonably satisfactory to Lender); (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) net obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s rights, title and interest in Copyrights, Trademarks, Patents, Licenses and trade secrets.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement. For the avoidance of doubt, the Warrant shall not constitute a Loan Document.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Maturity Date” means, with respect to any Growth Capital Loan, 54 months after each applicable Loan Commencement Date.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than, for the avoidance of doubt, the Warrant), whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Acquisitions” means: any purchase or other acquisition of (a) a majority of the capital stock of a Person (by means of stock purchase or merger) or (b) the assets of a Person constituting a business unit, line of business or division of such Person; provided that:

(i) immediately after giving pro forma effect to such acquisition and the incurrence of Indebtedness and any other related transactions, no Event of Default under Section 7,1(a), (c), (h) or (i) shall have occurred and be continuing on the date of execution of a binding acquisition agreement in respect thereof;

(ii) the Person, assets or division acquired shall be in the same, or a generally related, ancillary or complementary line of business as the Borrower and its Restricted Subsidiaries; and

(iii) unless such acquisition is funded solely with the proceeds of any issuance of equity interests of Borrower, the total consideration paid for any such acquisition shall not exceed $5,000,000.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and the proceeds thereof and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Lender;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender;

(f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

(h) licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(i) pledges or deposits in connection with works’ compensation, health, disability or unemployment insurance and other social security legislation;

(j) Liens securing Indebtedness pursuant to Capital Leases, including to finance the acquisition of fixed or capital assets; provided that such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(k) any interest or title of a lessor under any lease entered into by Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(l) Liens arising from the precautionary UCC financing statements;

(m) Liens arising out of the conditional sale, title retention, consignment or similar arrangements in the ordinary course of business;

(n) Liens securing (A) Subordinated Debt and (B) Indebtedness outstanding under the 2017 Agreement;

(o) Liens in existence on the date hereof, as shown on Schedule 6.2 hereto;

(p) Liens on cash collateral supporting letters of credit and other credit support obligations in the ordinary course of business in an amount not to exceed, based on the face amount of each such letter of credit, 105%;

(q) Liens securing other Indebtedness permitted under Section 6.1;

(r) Customary rights of first refusal and tag, draft and similar rights in joint venture agreements, including without limitation, purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to equity interests held by Borrower or its Subsidiaries in a joint venture; and

(s) Liens not otherwise permitted under this Agreement, so long as the aggregate amount of the obligations secured thereby does not exceed in the aggregate at any time outstanding $1,000,000.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a firmly underwritten public offering of Borrower’s common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee or director.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).

“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries, or in which Borrower or one or more other Subsidiaries directly or indirectly now holds or hereafter acquires any interest.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

EVENTBRITE, INC.,

By:	/s/Geoffrey R. Befumo
Name: Geoffrey R. Befumo
Title: Chief Financial Officer

LENDER:

VENTURE LENDING & LEASING VIII, INC.

By:	/s/David Wanek
Name: David Wanek
Title: Vice President

[Signature page to Loan and Security Agreement]